UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

The Knot Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	000-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor New York, NY	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 219-8555

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 3, 2006, the Board of Directors of The Knot, Inc. (“we” or “The Knot”) appointed Ira Carlin, Eileen Naughton and Peter Sachse as directors. The Board also appointed Mr. Carlin to the Board’s compensation committee as Chairman, and appointed Ms. Naughton to the Board’s audit and compensation committees. On October 4, 2006, Ann Winblad and Matthew Strauss resigned from the Board.

There is no arrangement or understanding between Mr. Carlin and other persons pursuant to which Mr. Carlin was selected as a director. There is no arrangement or understanding between Ms. Naughton and other persons pursuant to which Ms. Naughton was selected as a director.

Mr. Sachse is chairman and CEO of Macys.com, a business unit of Federated Department Stores, Inc. (“Federated”). Federated owns in excess of 10% of the outstanding common stock of The Knot. Federated’s other relationships with The Knot are set forth below, including the arrangement pursuant to which Mr. Sachse was selected as a director.

On February 19, 2002, we entered into a Common Stock Purchase Agreement (the “May Agreement”) with May Bridal Corporation (“May Bridal”), an affiliate of The May Department Stores Company (“May”), pursuant to which we sold 3,575,747 shares of Common Stock to May Bridal for $5,000,000 in cash. The May Agreement provides that if we propose to sell, transfer or otherwise issue any common or preferred stock or other interest convertible into Common Stock (“equity interests”) to any third party (other than shares previously reserved or certain shares which shall be reserved for future issuance pursuant to stock incentive plans approved by the Board of Directors or stockholders of The Knot) and which transaction would dilute May Bridal’s interest in the Common Stock or voting power of The Knot prior to such transaction by more than one percentage point, then we would offer May Bridal the right to acquire a similar equity interest, on the same terms and conditions as offered to the third party, in such amount as to preserve its percentage interest in the Common Stock and voting power of The Knot. If we propose to acquire any equity interest from a third party, which transaction would result in May Bridal’s interest in the Common Stock or voting power of The Knot exceeding 20%, then we would offer to acquire equity interests from May Bridal on the same terms as offered to the third party, to permit May Bridal to own less than 20% of the Common Stock or voting power of The Knot after the transaction. In addition, under an amendment to the May Agreement dated November 11, 2003, so long as May Bridal owns more than 10% of the Common Stock or voting power of The Knot, May Bridal would have the right to designate one member of the Board of Directors of The Knot and to nominate and submit such person for election by the stockholders of The Knot.

On February 19, 2002, we also entered into a Media Services Agreement with May pursuant to which The Knot and May develop integrated marketing programs to promote and support those May department store companies that offer wedding registry services. The Media Services Agreement, as amended, had an initial term of three years expiring in February 2005 and may be automatically extended for up to three additional one-year terms unless terminated by May. In November 2004 and 2005, the Media Services

Agreement was automatically extended through February 2006 and February 2007, respectively.

May Bridal was merged into May in January 2005. Federated acquired May through a merger effective August 30, 2005.

We entered into an Agreement and Plan of Merger and Reorganization with WeddingChannel.com, Inc. (“WeddingChannel”), dated June 5, 2006 (the “WeddingChannel Merger Agreement”). On September 8, 2006, we completed the acquisition of WeddingChannel (the “WeddingChannel Merger”).

WeddingChannel, Federated and affiliates of Federated are parties to a Registry Agreement, dated June 1, 1999, as amended (the “FDS Registry Agreement”), pursuant to which WeddingChannel provides services that allow couples to manage gift registries for purchases from department stores owned by Federated.

Concurrently with the execution of the WeddingChannel Merger Agreement, and effective upon The Knot’s completion of the WeddingChannel Merger:

•

WeddingChannel and Federated entered into the Fourth Addendum to the FDS Registry Agreement, pursuant to which, among other things, the term of the FDS Registry Agreement and the exclusivity provisions set forth therein were extended until January 31, 2011.

•

The Knot and Federated entered into an agreement pursuant to which, among other things, for so long as Federated owns at least 5% of the outstanding Common Stock of The Knot (based on the shares outstanding following the closing of the WeddingChannel Merger and taking into account only sales or transfers of The Knot’s Common Stock by Federated to unaffiliated third parties), Federated continues to have the right to nominate one representative to The Knot’s Board of Directors under the May Agreement, and we have agreed to grant customary registration rights to Federated, which rights will be exercisable beginning September 8, 2007. If Federated’s ownership percentage decreases below 5%, Federated will have the right to designate one observer to attend meetings of the Board of Directors of The Knot for as long as the FDS Registry Agreement remains in effect.

In connection with the WeddingChannel Merger, Federated agreed not to sell any of the shares of The Knot Common Stock it received in that transaction until September 8, 2007. In connection with The Knot’s follow-on public offering of an aggregate of 6,350,000 shares of Common Stock by The Knot and certain selling stockholders, which offering closed on August 15, 2006, Federated agreed not to sell any of the shares of The Knot Common Stock that it beneficially owns until at least November 8, 2006.

In July 2006, Federated waived, on behalf of itself and May, its right to acquire equity interests in connection with our sale in the private placement of 2,750,000 shares of common stock to three institutional investor groups for gross proceeds of $50.2 million, as well as its right to acquire equity interests in connection with the follow-on public offering completed in August 2006.

Federated is exercising its right to nominate one member of the Board of Directors of The Knot by selecting Mr. Sachse as its designee.

For the year ended December 31, 2005, we recorded revenue under the May Media Services Agreement in the amount of $292,000. In addition, we recorded revenue under other advertising agreements with May affiliates and with certain Federated affiliates subsequent to August 30, 2005, which aggregated $932,000 for the year ended December 31, 2005. For the six months ended June 30, 2006, we recorded revenue under the May Media Services Agreement and the other agreements with May affiliates and, subsequent to August 3, 2005, with Federated affiliates, of $707,000.

At June 30, 2006 and December 31, 2005, we had recorded receivables in connection with the May Media Services Agreement and the other agreements with May and Federated affiliates of $427,000 and $340,000, respectively.

For the year ended December 31, 2005 and the six months ended June 30, 2006, WeddingChannel recorded revenue under the FDS Registry Agreement and other agreements with Federated and its affiliates of $6,509,000 and $3,596,000, respectively.

At June 30, 2006 and December 31, 2005, WeddingChannel had recorded receivables in connection with the FDS Registry Agreement and other agreements with Federated and its affiliates of $1,497,000and $416,000, respectively.

On October 10, 2006, we issued a press release announcing the board’s appointment of Mr. Carlin, Ms. Naughton and Mr. Sachse. A copy of The Knot’s press release is attached as Exhibit 99.1 hereto, and is incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits

d) Exhibits. The following documents are included as exhibits to this report:

99.1	Press Release dated October 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Knot Inc. (Registrant)

Date: October 10, 2006	By:	/s/ Richard E. Szefc
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

EX-99.1	Press Release dated October 10, 2006.